Plexus Announces Fiscal Fourth Quarter and Fiscal Year 2017 Financial Results

•	Fiscal fourth quarter 2017 record revenue of $670 million

•	GAAP diluted EPS of $0.84

•	Initiates fiscal first quarter 2018 revenue guidance of $665 to $705 million with GAAP diluted EPS of $0.75 to $0.85

NEENAH, WI – October 25, 2017 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal fourth quarter ended September 30, 2017, and guidance for its fiscal first quarter ending December 30, 2017.

	Three Months Ended
	Sept 30, 2017	Sept 30, 2017	Dec 30, 2017
	Q4F17 Results	Q4F17 Guidance	Q1F18 Guidance
Summary GAAP Items
Revenue (in millions)	$670	$660 to $700	$665 to $705
Operating margin	5.1%	4.7% to 5.1%	4.6% to 5.0%
Diluted EPS (1)	$0.84	$0.77 to $0.87	$0.75 to $0.85

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	16.2%
Economic Return	5.7%

(1)	Includes stock-based compensation expense of $0.14 for Q4F17 results and $0.11 for Q1F18 guidance.
(2)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as ROIC and Economic Return, and a reconciliation of these measures to GAAP.

Fiscal Fourth Quarter 2017 Information

•	Won 34 manufacturing programs during the quarter representing approximately $172 million in annualized revenue when fully ramped into production

•	Trailing four quarter wins total approximately $811 million in annualized revenue when fully ramped into production

•	Purchased $10.3 million of our shares at an average price of $51.98 per share

Fiscal Year 2017 Information

•	Revenue: $2.5 billion

•	GAAP diluted EPS: $3.24, up 45% from fiscal 2016

•	ROIC: 16.2%, delivering an economic return of 570 basis points above our weighted average cost of capital

•	Purchased $34.1 million of our shares at an average price of $52.08 per share

Todd Kelsey, President and CEO, commented, “I am pleased with our fiscal 2017 operating performance. We finished the full year with record GAAP operating profit of $130 million, achieving operating margin of 5.1%. Further, we finished the fiscal fourth quarter with record revenue of $670 million, representing an 8% sequential increase from the fiscal third quarter. Strong operating performance, coupled with the increase in revenue, resulted in fiscal fourth quarter GAAP diluted EPS of $0.84. The fiscal fourth quarter was the sixth consecutive quarter in which we met or exceeded our 4.7% to 5.0% operating margin target range.”

Patrick Jermain, Senior Vice President and CFO, commented, “The increase in fiscal fourth quarter revenue and improvements in our inventory management contributed to an 8 day sequential improvement in our fiscal fourth quarter cash cycle days. In fiscal 2017, we delivered return on invested capital of 16.2%. This equates to an economic return of 570 basis points above our weighted average cost of capital of 10.5%, our best annual result in more than 10 years. Further, we increased our annual free cash flow by approximately 37% in fiscal 2017, delivering approximately $133 million.”

Mr. Kelsey concluded, “Looking ahead to fiscal 2018, we anticipate leveraging our recent strong wins momentum and robust funnel of qualified opportunities to achieve meaningful revenue growth. In our fiscal first quarter of 2018, strength in our Industrial/Commercial and Communications market sectors are expected to offset modest weakening within our Aerospace/Defense market sector. As a result, we are guiding fiscal first quarter 2018 revenue in the range of $665 million to $705 million. At this level of revenue, we expect GAAP diluted EPS in the range of $0.75 to $0.85 as we continue to invest in new program ramps.”

Quarterly & Annual Comparison	Three Months Ended			Twelve Months Ended
	Sept 30, 2017	Jul 1, 2017	Oct 1, 2016	Sept 30, 2017	Oct 1, 2016
(in thousands, except EPS)	Q4F17	Q3F17	Q4F16	F17	F16
Revenue	$669,852	$618,832	$653,064	$2,528,052	$2,556,004
Gross profit	66,514	61,185	61,530	255,855	227,359
Operating income	33,965	29,469	23,651	129,908	99,439
Net income	29,009	25,579	19,093	112,062	76,427
Diluted EPS	$0.84	$0.74	$0.56	$3.24	$2.24
Adjusted net income*	29,009	25,579	28,261	112,062	90,824
Adjusted diluted EPS*	$0.84	$0.74	$0.82	$3.24	$2.66

Gross margin	9.9%	9.9%	9.4%	10.1%	8.9%
Adjusted gross margin**	9.9%	9.9%	9.9%	10.1%	9.0%
Operating margin	5.1%	4.8%	3.6%	5.1%	3.9%
Adjusted operating margin*	5.1%	4.8%	5.1%	5.1%	4.5%

ROIC*	16.2%	16.1%	13.8%	16.2%	13.8%
Economic Return*	5.7%	5.6%	2.8%	5.7%	2.8%

*Refer to Non-GAAP Supplemental Information Tables 1 and 2 for a reconciliation to GAAP measures.
**A Non-GAAP measure that excludes $2.9 million of primarily inventory losses sustained from a typhoon that impacted the Company's manufacturing facilities in Xiamen, China in Q4F16 that were recorded in cost of sales in the accompanying Condensed Consolidated Statements of Operations.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 55% of revenue during the fiscal fourth quarter, up one percentage point from the fiscal third quarter of 2017, and 56% of revenue during fiscal year 2017, down three percentage points from the prior fiscal year.

Business Segments ($ in millions)	Three Months Ended		Twelve Months Ended
	Sept 30, 2017	Oct 1, 2016	Sept 30, 2017	Oct 1, 2016
Americas	$314	$334	$1,166	$1,329
Asia-Pacific	334	299	1,279	1,162
Europe, Middle East, and Africa	55	44	193	170
Elimination of inter-segment sales	(33)	(24)	(110)	(105)
Total Revenue	$670	$653	$2,528	$2,556

Market Sectors ($ in millions)	Three Months Ended						Twelve Months Ended
	Sept 30, 2017 Q4F17		Jul 1, 2017 Q3F17		Oct 1, 2016 Q4F16		Sept 30, 2017 F17		Oct 1, 2016 F16
Healthcare/Life Sciences	$233	35%	$210	34%	$192	29%	$859	34%	$780	31%
Industrial/Commercial	189	28%	201	32%	231	35%	788	31%	774	30%
Communications	140	21%	99	16%	128	20%	478	19%	597	23%
Aerospace/Defense*	108	16%	109	18%	102	16%	403	16%	405	16%
Total Revenue	$670		$619		$653		$2,528		$2,556

*Formerly known as Defense/Security/Aerospace

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted net income, adjusted gross margin and adjusted operating margin, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.

ROIC and Economic Return
ROIC for each of fiscal 2017 and the fiscal fourth quarter was 16.2%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a five-quarter period for the fourth quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2017 was 10.5%. ROIC for each of fiscal 2017 and the fiscal fourth quarter less the Company’s weighted average cost of capital resulted in an economic return of 5.7%.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended September 30, 2017, cash flows provided by operations was $49.8 million, less capital expenditures of $14.1 million, resulting in free cash flow of $35.7 million. For the twelve months ended September 30, 2017, cash flows provided by operations was $171.7 million, less capital expenditures of $38.5 million, resulting in free cash flow of $133.2 million.

Cash Cycle Days	Three Months Ended
	Sept 30, 2017 Q4F17	Jul 1, 2017 Q3F17	Oct 1, 2016 Q4F16
Days in Accounts Receivable	50	47	58
Days in Inventory	99	107	87
Days in Accounts Payable	(63)	(65)	(61)
Days in Cash Deposits	(16)	(13)	(13)
Annualized Cash Cycle*	70	76	71
*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q4 2017 Earnings Conference Call and Webcast
When:	Thursday, October 26, 2017 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, www.plexus.com or directly at: http://edge.media-server.com/m6/p/mu7t6rf7

Conference call at +1.800.708.4539 with passcode: 45706549

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 45706549

Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 16,000, providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus is an industry leader that specializes in serving customers with complex products used in demanding regulatory environments. With a culture built around innovation and customer service, Plexus’ teams create customized end-to-end solutions to assure the realization of the most intricate products. For more information about Plexus, visit our website, plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; risks related to information technology systems and data security; the potential effects of regional results on our taxes and ability to use deferred tax assets and net operating losses; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, trade protection measures, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2016 Form 10-K).

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Sept 30,	Oct 1,	Sept 30,	Oct 1,
	2017	2016	2017	2016
Net sales	$669,852	$653,064	$2,528,052	$2,556,004
Cost of sales	603,338	591,534	2,272,197	2,328,645
Gross profit	66,514	61,530	255,855	227,359
Selling and administrative expenses	32,549	36,074	125,947	120,886
Restructuring and other charges	—	1,805	—	7,034
Operating income	33,965	23,651	129,908	99,439
Other income (expense):
Interest expense	(3,748)	(3,790)	(13,578)	(14,635)
Interest income	1,487	1,161	5,042	4,242
Miscellaneous	(697)	799	451	(1,652)
Income before income taxes	31,007	21,821	121,823	87,394
Income tax expense	1,998	2,728	9,761	10,967
Net income	$29,009	$19,093	$112,062	$76,427
Earnings per share:
Basic	$0.86	$0.57	$3.33	$2.29
Diluted	$0.84	$0.56	$3.24	$2.24
Weighted average shares outstanding:
Basic	33,541	33,455	33,612	33,374
Diluted	34,482	34,335	34,553	34,098

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Sept 30,	Oct 1,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$568,860	$432,964
Restricted cash	394	—
Accounts receivable	365,513	416,888
Inventories	654,642	564,131
Prepaid expenses and other	28,046	19,364
Total current assets	1,617,455	1,433,347
Property, plant and equipment, net	314,665	291,225
Deferred income taxes	5,292	4,834
Other	38,770	36,413
Total non-current assets	358,727	332,472
Total assets	$1,976,182	$1,765,819

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$286,934	$78,507
Accounts payable	413,999	397,200
Customer deposits	107,837	84,637
Accrued salaries and wages	49,376	41,806
Other accrued liabilities	49,445	48,286
Total current liabilities	907,591	650,436
Long-term debt and capital lease obligations, net of current portion	26,173	184,002
Other liabilities	16,479	14,584
Total non-current liabilities	42,652	198,586
Total liabilities	950,243	849,022
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
51,934 and 51,272 shares issued, respectively,
and 33,464 and 33,457 shares outstanding, respectively	519	513
Additional paid-in-capital	555,297	530,647
Common stock held in treasury, at cost, 18,470 and 17,815, respectively	(574,104)	(539,968)
Retained earnings	1,049,206	937,144
Accumulated other comprehensive loss	(4,979)	(11,539)
Total shareholders’ equity	1,025,939	916,797
Total liabilities and shareholders’ equity	$1,976,182	$1,765,819

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	Sept 30,	Jul 1,	Oct 1,	Sept 30,	Oct 1,
	2017	2017	2016	2017	2016
Operating income, as reported	$33,965	$29,469	$23,651	$129,908	$99,439
Operating margin, as reported	5.1%	4.8%	3.6%	5.1%	3.9%

Non-GAAP adjustments:
Typhoon-related losses (1)	—	—	2,871	—	2,871
Accelerated stock-based compensation expense (2)	—	—	5,210	—	5,210
Restructuring and other charges*	—	—	1,805	—	7,034
Adjusted operating income	$33,965	$29,469	$33,537	$129,908	$114,554
Adjusted operating margin	5.1%	4.8%	5.1%	5.1%	4.5%

Net income	$29,009	$25,579	$19,093	$112,062	$76,427

Non-GAAP adjustments:
Typhoon-related losses (1)	—	—	2,871	—	2,871
Related tax impact	—	—	(718)	—	(718)
Accelerated stock-based compensation expense (2)	—	—	5,210	—	5,210
Restructuring and other charges*	—	—	1,805	—	7,034
Adjusted net income	$29,009	$25,579	$28,261	$112,062	$90,824

Diluted earnings per share	$0.84	$0.74	$0.56	$3.24	$2.24

Non-GAAP adjustments:
Typhoon-related losses (1)	—	—	0.08	—	0.08
Related tax impact	—	—	(0.02)	—	(0.02)
Accelerated stock-based compensation expense (2)	—	—	0.15	—	0.15
Restructuring and other charges*	—	—	0.05	—	0.21
Adjusted diluted earnings per share	$0.84	$0.74	$0.82	$3.24	$2.66

*Summary of restructuring and other charges
Employee termination and severance costs	$—	$—	$565	$—	$5,255
Other exit costs	—	—	460	—	999
Loss on sale leaseback of building	—	—	780	—	780
Total restructuring and other charges	$—	$—	$1,805	$—	$7,034

(1) During Q4F16 $2.9 million of charges were recorded in cost of sales in the accompanying Condensed Consolidated Statements of Operations; these charges resulted primarily from inventory losses sustained from a typhoon that impacted the Company's manufacturing facilities in Xiamen, China.

(2) During Q4F16 $5.2 million of accelerated stock-based compensation expense was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations pursuant to the retirement agreement with the Company's former Chief Executive Officer.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Twelve Months Ended		Nine Months Ended		Twelve Months Ended
	Sept 30,		Jul 1,		Oct 1,
	2017		2017		2016
Operating income		$129,908		$95,943		$99,439
Typhoon-related losses	+	—	+	—	+	2,871
Accelerated stock-based compensation expense	+	—	+	—	+	5,210
Restructuring and other charges	+	—	+	—	+	7,034
Adjusted operating income		$129,908		$95,943		$114,554
			÷	3
				$31,981
			x	4
Adjusted annualized operating income		$129,908		$127,924		$114,554
Tax rate	x	8%	x	8%	x	11%
Tax impact		10,393		10,234		12,601
Adjusted operating income (tax effected)		$119,515		$117,690		$101,953

Average invested capital	÷	$738,266	÷	$730,286	÷	$739,986

ROIC		16.2%		16.1%		13.8%
Weighted average cost of capital	-	10.5%	-	10.5%	-	11.0%
Economic return		5.7%		5.6%		2.8%

	Three Months Ended
Average Invested Capital	Sept 30,	Jul 1,	Apr 1,	Dec 31,	Oct 1,
Calculations	2017	2017	2017	2016	2016
Equity	$1,025,939	$991,306	$961,438	$927,542	$916,797
Plus:
Debt - current	286,934	267,297	92,623	78,879	78,507
Debt - long-term	26,173	26,138	185,638	184,136	184,002
Less:
Cash and cash equivalents	(568,860)	(519,172)	(524,520)	(496,505)	(432,964)
	$770,186	$765,569	$715,179	$694,052	$746,342

	Three Months Ended
Average Invested Capital	Jul 2,	Apr 2,	Jan 2,	Oct 3,
Calculations	2016	2016	2016	2015
Equity	$895,175	$871,111	$850,794	$842,272
Plus:
Debt - current	78,279	2,300	2,864	3,513
Debt - long-term	184,479	259,565	259,289	259,257
Less:
Cash and cash equivalents	(433,679)	(409,796)	(354,728)	(357,106)
	$724,254	$723,180	$758,219	$747,936